                         EXHIBIT 10.1




                     CONSULTING AGREEMENT

   T.H.E. Investment Specialists International, a sole proprietorship, hereinafter referred to as "ISI" and Comparator Systems Corporation, a Colorado Corporation hereinafter referred to as "CSC" agree to the following:

   - ISI shall act as advisors and consultant to the Board of Directors of CSC,
   - ISI shall, to the best of it's abilities, assist CSC is the accomplishment of the business of moving the Company to accomplish it's objectives
   - ISI shall act at the direction of the Board to the best interest of CSC
   -   ISI will provide without restrictions the services of:
         THOMAS C. HANSCOME
   and
         JOHN D. HINTERLEITNER
   These services shall be billed at the rate of One Hundred Dollars ($100.00) per hour. Payments shall be made upon approval of the Board and upon submission of statements, and subject to the availability of funds.


   Agreed to this 26 day of March 1997


   /S/ Thomas C. Hanscome
   -----------------------------
   Thomas C. Hanscome
   Sole Proprietor

   /s/ Donald Levering
   -----------------------------
   Donald Levering
   Director
   Comparator Systems Corporation